UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 352-5304

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in to a Material Definitive Agreement.

The description of the second amendment to the Secured Promissory Note and Loan and Security Agreement among TeamStaff Government Solutions, Inc., TeamStaff, Inc. and Presidential Financial Corporation under Item 2.03 of this Current Report on Form 8-K is hereby incorporated into this item by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 23, 2010, TeamStaff, Inc. (“TeamStaff”), TeamStaff Government Solutions, Inc. (the “Borrower”), a wholly-owned subsidiary of TeamStaff, and Presidential Financial Corporation (the “Lender”) entered into a second Amendment to Secured Promissory Note and Loan and Security Agreement, dated as of November 23, 2010, (the “Second Amendment”). Pursuant to the Second Amendment, the parties agreed to increase the line of credit available to the Borrower under the Secured Promissory Note and Loan and Security Agreement to $2,500,000. The parties further agreed that all the terms of the loan documents previously executed by the parties, as amended by the Second Amendment, shall remain and continue in full force and effect.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed or furnished herewith.

Exhibit No.	Description of Document
10.1	Second Amendment to Secured Promissory Note and Loan and Security Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TEAMSTAFF, INC.

By: /s/ Zachary C. Parker
Name: Zachary C. Parker
Title: Chief Executive Officer
Date: November 30, 2010

Exhibit Index

Exhibit No.	Description of Document
10.1	Second Amendment to Secured Promissory Note and Loan and Security Agreement

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